UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2022, Ideanomics, Inc., a Nevada corporation (the “Company”) received a notice (the “10-Q Notice”) from the staff of the Nasdaq Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Form 10-Q for the period ended March 31, 2022 (the “Form 10-Q”) and because the Company remains delinquent in filing its Form 10-K for the period ended December 31, 2022 (the “Form 10-K” and, together with the Form 10-Q, the “Delayed Reports”), the Company is no longer in compliance with Nasdaq Listing Rules for continued listing.

The Company is working diligently and expects to file the Delayed Reports as soon as practicable and has recently submitted a compliance plan to the Staff to evidence compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”) and requested that Nasdaq exercise its discretion and grant the Company an extension, so that the Company may demonstrate compliance with the Filing Requirement and with all other applicable criteria for continued listing on Nasdaq. On or about May 17, 2022, Nasdaq has granted the Company’s request for the extension, subject to certain conditions.

On May 20, 2022, the Company received a deficiency notification (the “Bid Price Notice”) from Nasdaq indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2). The Company has been granted a 180 calendar day grace period, to regain compliance with the minimum bid price requirement. The continued listing standard will be met if the Company evidences a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period. In order for Nasdaq to consider granting the Company additional time, the Company would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on Nasdaq, with the exception of the minimum bid price requirement.

The Company is working diligently to evidence compliance with the minimum bid price requirement for continued listing on Nasdaq; however, there can be no assurance that the Company will be able to regain compliance or that Nasdaq will grant the Company a further extension of time to regain compliance, if necessary. If the Company fails to regain compliance with the Nasdaq continued listing standards, its common stock will be subject to delisting from Nasdaq.

Item 7.01. Regulation FD Disclosure.

On May 20, 2022, the Company issued a press release announcing its receipt of the 10-Q Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 20, 2022, issued by Ideanomics, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing for the filing of the Delayed Reports, the Company’s ability to regain compliance with the Nasdaq bid price requirements and other requirements for continued listing and related matters. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, that involve known and unknown risks and uncertainties. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the failure of the Company to file the Delayed Reports on its expected timeline and other risk factors discussed from time to time in the Company’s filings with the SEC. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including, without limitation, the Company’s most recent Form 10-K and Form 10-Q. The Company expressly disclaims any intent or obligation to update these forward-looking statements other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: May 20, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer

3